UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 21, 2008

THE FASHION HOUSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	033-07075-LA	33-1079781
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

16633 Ventura Blvd., 6th Floor, Encino, California	91436
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (818) 907-0400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

b)
Effective May 21, 2008, Michael P. Robbins resigned as Interim Chief Financial Officer of The Fashion House Holdings, Inc. (the “Company”) to pursue other business opportunities.  As previously disclosed, Mr. Robbins was serving in this position on a part-time and temporary basis.

c)
Effective May 22, 2008, the Company named Meldy R. Rafols, Director of Corporate Planning and Finance, as Principal Accounting Officer. Ms. Rafols has served in various accounting and financial positions with the Company since 2003, and is currently designated as Director of Corporate Planning & Finance (Controller).  Over the last 10 years, Ms. Rafols practiced as Certified Public Accountant in the Philippines providing Management, Audit and Tax services.  Ms. Rafols served as Finance Manager with a Franchisee that carries the brands Emporio Armani, DKNY and Prada.  In addition, Ms. Rafols served as Auditor and Management Consultant in Carlos J. Valdes & Co., an accounting firm in the Philippines affiliated with Coopers & Lybrand (now PriceWaterhouseCoopers).  In 1987, Ms. Rafols received her Bachelor’s degree in Accountancy from the Polytechnic University of the Philippines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FASHION HOUSE HOLDINGS, INC.

Date: June 13, 2008	By:	/s/ John Hanna
John Hanna
Chief Executive Officer